Exhibit Index

Exhibit (a)(2)      Articles of Amendment
Exhibit (d)         Investment Management Services Agreement
Exhibit (e)         Distribution Agreement
Exhibit (i)         Opinion and Consent of Counsel
Exhibit (j)         Independent Auditors' Consent
Exhibit (o)(1)      Directors' Power of Attorney
Exhibit (o)(2)      Officers' Power of Attorney